      As filed with the Securities and Exchange Commission on July 19, 2002

                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                          HIBBETT SPORTING GOODS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         63-1074067
  (State of other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

       451 Industrial Lane                                     35211
       Birmingham, Alabama                                   (Zip Code)
      (Address of principal
       executive offices)
                          HIBBETT SPORTING GOODS, INC.
                        STOCK PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the Plan)

                                  ------------

                                   Gary Smith
                             Chief Financial Officer
                          Hibbett Sporting Goods, Inc.
                               451 Industrial Lane
                            Birmingham, Alabama 35211
                                 (205) 942-4292
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                            Steven Della Rocca, Esq.
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                                 (212) 906-1200
                              (212) 751-4864 (fax)

                         Calculation of Registration Fee

================================================================================================================
                                        Amount             Proposed            Proposed
                                      of Shares            Maximum              Maximum             Amount of
Title of Securities to be               to be           Offering Price         Aggregate           Registration
Registered                          Registered(1)       Per Share (2)     Offering Price (2)           Fee
----------------------------------------------------------------------------------------------------------------
Common Stock                           100,000             $19.205            $1,920,500             $176.69
$.01 par value
================================================================================================================

(1) Represents 100,000 additional shares of common stock, par value $.01 per share ("Common Stock") of Hibbett Sporting Goods, Inc. (the "Company") reserved for issuance under the Company's Stock Plan for Outside Directors, as amended (the "Plan"). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Common Stock of the Company, which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction, are also being registered.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon the average of the high and low price per share of Common Stock on the NASDAQ National Market System on July 18, 2002.

                                EXPLANATORY NOTE

     The Company has adopted the Plan and in connection therewith has previously registered 50,000 shares of Common Stock, to be offered or sold to participants under the Plan, pursuant to a Registration Statement on Form S-8 (File No. 333-21299). Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares registered under such registration statement increased from 50,000 shares to 75,000 shares as a result of a three-for-two stock split effected by the Company on February 19, 2002. This Registration Statement is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Securities) in order to register an additional 100,000 shares of Common Stock which may be offered or sold to participants under the Plan.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The contents of the Registration Statement on Form S-8 (File No. 333-21299) with respect to 75,000 shares of Common Stock to be offered or sold under the Plan are hereby incorporated by reference.

     Furthermore, because the Company's filings with the Securities and Exchange Commission (the "Commission") under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into the Registration Statement on Form S-8 (File No. 333-21299), the following documents, without limitation, are hereby incorporated by reference:

     o The Company's annual report on Form 10-K for the year ended February 2, 2002, as amended by the Company's Form 10-K/A and Form 10-K/A(2);

     o The Company's quarterly report on Form 10-Q for the period ended May 4, 2002;

     o The Company's current report on Form 8-K/A, dated May 9, 2002, filed with the Commission on June 26, 2002; and

     o any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the Company sells all of the shares of Common Stock it is hereby offering.

                      NOTICE REGARDING ARTHUR ANDERSEN LLP

     Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant. Arthur Andersen LLP was our principal independent accountant until their dismissal on May 9, 2002. Prior to the date of this prospectus, the Arthur Andersen partners who reviewed our most recent audited financial statements resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the inclusion in this registration statement of its audit reports originally issued on March 13, 2002 with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without the written consent of Arthur Andersen. Accordingly, Arthur Andersen will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

                                    EXHIBITS

     A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on July 19, 2002.

                                       HIBBETT SPORTING GOODS, INC.

                                       By: /s/ Gary Smith
                                           -----------------------------------
                                           Gary Smith
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Gary Smith and Michael J. Newsome his true and lawful attorneys-in-fact and agents, each with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons as of July 19, 2002 in the capacities indicated.

Signature                     Title                                Date

/s/ Michael J. Newsome        President, Chief Executive           July 19, 2002
---------------------------   Officer and Director
Michael J. Newsome

/s/ Gary A. Smith             Vice President and Chief             July 19, 2002
---------------------------   Financial Officer (Principal
Gary A. Smith                 Financial and Accounting Officer)

/s/ John F. Megrue            Director                             July 19, 2002
---------------------------
John F. Megrue

/s/ Clyde B. Anderson         Director                             July 19, 2002
---------------------------
Clyde B. Anderson

/s/ F. Barron Fletcher, III   Director                             July 19, 2002
---------------------------
F. Barron Fletcher, III

/s/ Thomas A. Saunders, III   Director                             July 19, 2002
---------------------------
Thomas A. Saunders, III

/s/ H. Ray Compton            Director                             July 19, 2002
---------------------------
H. Ray Compton

/s/ Carl Kirkland             Director                             July 19, 2002
---------------------------
Carl Kirkland

                                  Exhibit Index

 4(a) Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, filed on April 29, 1997).

 4(b) By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, filed on April 29, 1997).

 4(c) Specimen Certificate of Common Stock (incorporated herein by reference to
      Exhibit 4.1 to Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-07023) of Hibbett Sporting Goods, Inc., filed on September 16,
      1996).

 4(d) Hibbett Sporting Goods, Inc. Stock Plan for Outside Directors
      (incorporated herein by reference to Exhibit 10.11 to Amendment No. 2 to Registration Statement on Form S-1 (Reg. No. 333-07023) of Hibbett Sporting Goods, Inc., filed on September 16, 1996).

 5(a) Opinion of Latham & Watkins regarding the legality of the Common Stock being registered.

23(a) Consent of Latham & Watkins (included in Exhibit 5(a)).

23(b) Consent of KPMG LLP.

24(a) Power of Attorney (included on signature page).